AquaBounty Technologies, Inc. Announces Results
for the Year Ended December 31, 2019
MAYNARD, Massachusetts, March 10, 2020 - AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, announces the Company’s financial results for the year ended December 31, 2019.
Results Highlights:
Operational

•	Sylvia Wulf assumed the position of Chief Executive Officer, President, and Director;

•	The U.S. Food and Drug Administration (“FDA”) lifted its Import Alert, allowing the Company to import its AquAdvantage eggs from its hatchery in Canada to its farm in Indiana;

•
The Company’s Rollo Bay farm site received two regulatory approvals: FDA approved the farm’s hatchery building, and Environment and Climate Change Canada approved the farm’s production facility for the commercial grow-out of AquAdvantage Salmon;

•	The Company’s Indiana farm received two batches of AquAdvantage eggs and is now producing both conventional and AquAdvantage Salmon, bringing total biomass at the farm to 160 tons at year end;

•	Closed the Panama demonstration farm;

•	Received approval in China to conduct a field trial for AquAdvantage Salmon; and

•	Commenced marketing and communications activities, including qualitative and quantitative consumer research in preparation for commercialization.
Financial

•	Completed two public offerings of common shares, raising net funds of $12.4 million;

•
The Company’s Canadian subsidiary received two construction loan instalments totalling $900 thousand from the Department of Economic Development of the Province of Prince Edward Island and the Atlantic Canada Opportunities Agency; and

•
Net loss for the year increased to $13.2 million (2018: $10.4 million) with the ramp-up of production operations in Indiana and Rollo Bay, increased legal fees in support of the FDA legal challenge, and increased headcount.

Sylvia Wulf, Chief Executive Officer of AquaBounty, commented: “This was a transformative year for AquaBounty, as for the first time in the Company’s history we began to grow-out our AquAdvantage Salmon in the United States. Production of both AquAdvantage and conventional salmon at our Indiana farm is progressing on track with conventional salmon harvest commencing in late Q2 this year and AquAdvantage Salmon harvest commencing in Q4. We also took steps during 2019 to strengthen our balance sheet with two successful equity raises and to strengthen our management team with the additions of Dave Melbourne as Chief Commercial Officer and Angela Olsen as General Counsel. We believe we are now well positioned to begin to execute our commercial strategy with the harvest and sale of our salmon from both our Indiana and Rollo Bay farms.”
Inquiries:
AquaBounty Technologies, Inc.
Dave Conley, Corporate Communications    +1 613 294 3078
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding potential harvest size, initiation of a field trial and any related commercial operations in China, and the potential for and timing of the harvest and sale of our fish from our production farms. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-

looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.
AquaBounty Technologies, Inc.
Consolidated Balance Sheets

	As of
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$2,798,744	$3,002,557
Other receivables	55,198	115,982
Inventory	1,232,049	76,109
Prepaid expenses and other current assets	391,162	315,969
Total current assets	4,477,153	3,510,617

Property, plant and equipment, net	25,065,836	23,716,768
Right of use assets, net	399,477	—
Definite-lived intangible assets, net	157,588	171,292
Indefinite-lived intangible assets	101,661	191,800
Other assets	32,024	80,583
Total assets	$30,233,739	$27,671,060

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$1,462,809	$824,900
Other current liabilities	62,286	20,423
Current debt	163,155	71,613
Total current liabilities	1,688,250	916,936

Long-term lease obligations	352,808	—
Long-term debt	4,432,052	3,519,821
Total liabilities	6,473,110	4,436,757

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized;
21,635,365, (2018: 15,098,837) shares outstanding	21,635	15,099
Additional paid-in capital	156,241,363	142,707,957
Accumulated other comprehensive loss	(360,160)	(574,186)
Accumulated deficit	(132,142,209)	(118,914,567)
Total stockholders’ equity	23,760,629	23,234,303

Total liabilities and stockholders’ equity	$30,233,739	$27,671,060

AquaBounty Technologies, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Years ended December 31,
	2019	2018	2017
Revenues
Product Revenues	$186,738	$84,518	$53,278

Costs and expenses
Production costs	3,573,858	2,626,353	1,193,566
Sales and marketing	709,023	297,687	799,009
Research and development	2,359,441	3,458,564	3,371,767
General and administrative	6,723,060	4,067,710	3,921,035
Total costs and expenses	13,365,382	10,450,314	9,285,377

Operating loss	(13,178,644)	(10,365,796)	(9,232,099)

Other income (expense)
Interest expense	(62,988)	(22,257)	(21,537)
Other income (expense), net	13,990	5,994	(5,011)
Total other income (expense)	(48,998)	(16,263)	(26,548)

Net loss	$(13,227,642)	$(10,382,059)	$(9,258,647)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	214,026	(360,302)	72,388
Total other comprehensive income (loss)	214,026	(360,302)	72,388

Comprehensive loss	$(13,013,616)	$(10,742,361)	$(9,186,259)

Earnings per share
Net loss	$(13,227,642)	$(10,382,059)	$(9,258,647)
Deemed dividend	$—	$(1,822,873)	$—
Net loss attributable to common shareholders	$(13,227,642)	$(12,204,932)	$(9,258,647)

Basic and diluted net loss per share attributable to common shareholders	$(0.66)	$(0.94)	$(1.06)
Weighted average number of common shares -basic and diluted	20,078,017	13,028,760	8,772,494

AquaBounty Technologies, Inc.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2019	2018	2017

Operating activities
Net loss	$(13,227,642)	$(10,382,059)	$(9,258,647)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	1,285,902	843,387	184,946
Share-based compensation	872,177	263,396	122,134
Gain on disposal of equipment	(12,133)	(13,233)	(941)
Loss on asset held for sale	149,800	—	—
Impairment loss	103,116	—	—
Other non-cash charges	—	(1,364)	—
Changes in operating assets and liabilities:
Other receivables	65,002	56,212	(11,440)
Inventory	(1,154,222)	93,956	(169,991)
Prepaid expenses and other assets	59,942	289,868	(592,602)
Accounts payable, accrued liabilities and other liabilities	609,311	(966,928)	625,763
Net cash used in operating activities	(11,248,747)	(9,816,765)	(9,100,778)

Investing activities
Purchase of property, plant and equipment	(2,316,809)	(4,009,736)	(18,893,264)
Deposits on equipment purchases	(160,675)	(95,001)	(153,663)
Proceeds from sale of equipment	15,848	23,233	941
Net cash used in investing activities	(2,461,636)	(4,081,504)	(19,045,986)

Financing activities
Proceeds from issuance of debt	900,767	771,858	256,807
Repayment of term debt	(85,802)	(55,615)	(35,812)
Proceeds from the issuance of common stock and warrants, net	12,395,348	10,616,046	24,989,257
Proceeds from exercise of stock options and warrants, net	272,417	5,116,533	27,502
Net cash provided by financing activities	13,482,730	16,448,822	25,237,754

Effect of exchange rate changes on cash and cash equivalents	23,840	(54,279)	80,018
Net change in cash and cash equivalents	(203,813)	2,496,274	(2,828,992)
Cash and cash equivalents at beginning of period	3,002,557	506,283	3,335,275
Cash and cash equivalents at the end of period	$2,798,744	$3,002,557	$506,283

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$62,988	$22,257	$21,537
Property and equipment included in accounts payable and accrued liabilities	$210,270	$193,378	$1,036,240
Acquisition of equipment under debt arrangement	$—	$74,068	—